INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-96738 on Form S-3 and 33-48227, 33-46964, and 333-10509 on Forms S-8 of Merit
Medical Systems, Inc. of our report dated March 7, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Merit Medical Systems, Inc. for the year ended December 31, 1996.



/S/ Deloitte & Touche LLP

Salt Lake City, Utah
March 28, 1997